UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2013 (May 4, 2013)

BMC SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16393	74-2126120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 CITYWEST BLVD., HOUSTON, TX 77042-2827

(Address of principal executive offices) (Zip Code)

(713) 918-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 6, 2013, BMC Software, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boxer Parent Company Inc., a Delaware corporation (“Parent”), and Boxer Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub were formed by Bain Capital Partners, LLC (“Bain Capital”), Golden Gate Private Equity, Inc. (“Golden Gate”), GIC Special Investments Pte Ltd (“GIC”), and Insight Venture Management, LLC (“Insight”).

The Merger Agreement provides that, subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger, and, at the effective time of the Merger (the “Effective Time”) each outstanding share of common stock of the Company (other than shares owned by the Company, Parent or Merger Sub, which shall be cancelled and retired) will cease to be outstanding and will be converted into the right to receive $46.25 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, each stock option to purchase a share of the Company’s common stock that is outstanding immediately prior to the Effective Time will become fully vested, and converted into the right to receive an amount in cash equal to the Merger Consideration, net of the exercise price. Each restricted stock unit award held by an employee at the level of Senior Vice President or above or by a member of the Board of Directors of the Company (the “Board”) will vest fully as of the Effective Time with respect to the full number of shares subject to the restricted stock unit award and be converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares subject to the award, determined in the case of performance-based market stock units awards by assuming vesting at the target level. For each restricted stock unit award held by an employee below the level of Senior Vice President, the portion of the award that is scheduled to vest on or prior to the first anniversary of the Effective Time will vest at the Effective Time and be converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares subject to such portion of the award. The portion of the award that is scheduled to vest after the first anniversary of the Effective Time will be converted into an award (a “Converted Award”) representing a right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares subject to that portion of the award. Each Converted Award will continue to vest and be settled in cash in accordance with the terms of the original award, except that (1) instead of the original vesting date, each portion of a Converted Award will instead vest on the date that is one year prior to the vesting date specified in the applicable award agreement, and (2) the vesting of the Converted Award will accelerate fully if an award holder’s employment is terminated without cause or in other circumstances entitling the award holder to severance benefits.

The Board has approved, and declared to be advisable, the Merger Agreement and the transactions contemplated thereby, including the Merger. Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting that will be held on a date to be announced. The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of all outstanding shares of common stock of the Company (the “Company Stockholder Approval”). Consummation of the Merger is not subject to a financing condition, but is subject to a condition that the Company have a specified amount of cash available in the United States on the date of closing (the “Cash Condition”). In addition to the Company Stockholder Approval condition and the Cash Condition, consummation of the Merger is also subject to various customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approvals or expirations of applicable waiting periods under antitrust laws in certain non-U.S. jurisdictions, receipt of written notification issued by the Committee on Foreign Investment in the United States that it has determined not to conduct a full investigation of the transaction, or that the U.S. government will not take actions to prevent the transaction if an investigation is required, the absence of any governmental order prohibiting the consummation of the transactions contemplated by the Merger Agreement, the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and compliance with covenants and agreements in the Merger Agreement in all material respects.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, (2) not to engage in certain types of transactions during this period unless agreed to in writing by Parent, (3) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and (4) subject to certain exceptions, not to withhold, withdraw or modify in a manner adverse to Parent the recommendation of the Board that the Company’s stockholders approve the adoption of the Merger Agreement.

The Merger Agreement provides that, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York time) on June 5, 2013 (the “Go-Shop Period End Date”), the Company and its subsidiaries and their respective representatives may solicit, initiate and encourage any alternative acquisition proposals from third parties, provide nonpublic information to such third parties (subject to entry into an acceptable confidentiality agreement) and participate in discussions and negotiations with such third parties regarding alternative acquisition proposals. Beginning on the Go-Shop Period End Date, the Company will become subject to customary “no shop” restrictions prohibiting the Company, its subsidiaries, and its and their respective representatives from soliciting alternative acquisition proposals from third parties or providing information to or participating in discussions or negotiations with third parties regarding alternative acquisition proposals. However, until the tenth day following the Go Shop Period End Date (the “Cut-off Date”), the Company may continue to engage in the foregoing activities with any third party that made an alternative acquisition proposal prior to the Go-Shop Period End Date that the Board has determined in good faith, after consultation with outside counsel and its financial advisors, is or could reasonably be expected to result in a superior proposal as defined in the Merger Agreement (each, an “Excluded Party,” which shall not, in any event, include certain specified parties that participated in the Company’s recent strategic review), but only for so long as such third party is an Excluded Party.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a superior proposal, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $210 million (which amount is reduced to $140 million under specified conditions where, prior to the Cut-off Date (or promptly thereafter under certain circumstances), the Company terminates the merger agreement in connection with its entry into a superior proposal with an Excluded Party), or reimburse Parent and its affiliates for transaction expenses up to a maximum of $25 million, subject to specified exceptions. Upon termination of the Merger Agreement by the Company or Parent under specified conditions, Parent will be required to pay the Company a termination fee of $420 million. In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by November 6, 2013 (the “End Date”), which date will be extended to February 6, 2013 in the event that on November 6, 2013, all conditions to the closing of the Merger have been satisfied or waived, other than the antitrust and governmental approvals conditions described above. Parent also has a right to terminate the Merger Agreement in the event all of the conditions to the closing of the Merger, except for the Cash Condition, are satisfied and the Company fails to satisfy the Cash Condition by the eighth business day following the date that the closing is otherwise requited to occur pursuant to the Merger Agreement.

Funds or other entities affiliated with or established by each of Bain Capital, Golden Gate, GIC and Insight (the “Guarantors”) have entered into a limited guarantee (the “Limited Guarantee”), pursuant to which the Guarantors have agreed to guarantee, on a several and pro rata basis, Parent’s obligation to pay any termination fee and reimburse or indemnify the Company with respect to certain expenses and liabilities in connection with the Merger.

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. The Guarantors have committed to capitalize Parent with equity contribution of up to $1.25 billion in the aggregate on the terms and subject to the conditions set forth in equity commitment letters.

Barclays Bank PLC, Credit Suisse AG Caymans Island Branch and Royal Bank of Canada and, in some cases, certain of their affiliates (collectively, the “Lenders”) have agreed to provide debt financing in an aggregate principal amount of up to $6.23 billion on the terms and subject to the conditions set forth in two alternative debt commitment letters. Parent shall select one of the debt commitment letters on or prior to June 5, 2013 and the other will automatically terminate pursuant to its terms. The obligations of the Lenders to provide debt financing under the debt commitment letters are subject to a number of customary conditions.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of such agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

On May 4, 2013, the Company entered into a voting agreement (the “Voting Agreement”) with Parent and two of the Company’s stockholders, Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”), which collectively holds approximately 9.6% of the common stock of the Company in the aggregate. Under the Voting Agreement, Elliott agreed that during the period ending on the earliest to occur of (1) the time the Company’s stockholders have adopted the Merger Agreement, (2) the termination of the Merger Agreement in accordance with its terms or (3) such time as the Board withdraws (or qualifies or modifies in a manner adverse to Parent) its recommendation of the Merger solely in respect of an Intervening Event (as defined in the Merger Agreement) (the “Voting Period”), Elliott will vote its shares in favor of the adoption of the Merger Agreement, and against, among other things, any alternative proposal or other action in opposition to or competition with the Merger Agreement and any other proposal that would reasonably be expected to prevent, nullify, materially impede, interfere with, frustrate, delay, postpone, discourage or adversely affect the timely consummation of Merger or the other transactions contemplated by the Merger Agreement. Elliott has also agreed that during the Voting Period it will not make any public statements that are inconsistent with its support of the Merger Agreement and the transactions contemplated thereby and to cease, and not initiate or engage in, any solicitations with persons that may be on going with respect to any alternative acquisition proposal.

The Voting Agreement will terminate upon the earliest to occur of (1) the termination of the Merger Agreement in accordance with its terms, (2) the Effective Time, (3) the making of any change to the Merger Agreement that decreases the amount, changes the form, or imposes any material restrictions on the payment of the Merger Consideration, or otherwise adversely affects the Company’s stockholders, or extends the End Date, or (4) the six-month anniversary of the date of the Merger Agreement (unless the End Date is extended pursuant to the terms of the Merger Agreement). The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Rights Agreement Amendment

Also on May 4, 2013, the Company entered into Amendment No. 1 (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of May 12, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The Rights Agreement Amendment provides that neither the approval, execution or delivery of the Merger Agreement or any amendments thereof or agreements in connection therewith, nor the consummation of transactions or entry into any agreements contemplated thereby, including the Merger, will (i) cause the Rights to become exercisable or entitle a holder of any Rights to exercise such Rights, (ii) cause Parent, Merger Sub, or any of their Affiliates or Associates or the Guarantors or their subsidiaries or Elliott Associates, L.P. or Elliott International, L.P. or any of their Affiliates or Associates to become an Acquiring Person under the terms of the Rights Agreement, or (iii) give rise to a Distribution Date or a Stock Acquisition Date (as such terms are defined in the Rights Agreement). The foregoing summary of the Rights Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 and is incorporated herein by reference.

Credit Agreement Amendment

In connection with the execution of the Merger Agreement, on May 6, 2013, the Company entered into Amendment No. 1 (the “Credit Agreement Amendment”) with Bank of America, N.A., as Administrative Agent and sole Lender to its Credit Agreement (the “Credit Agreement”) dated November 21, 2012 with Bank of America, N.A., as Administrative Agent and Lender, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager. The Credit Agreement Amendment provides that, prior to the second anniversary of the closing date, BMC may voluntarily prepay all amounts outstanding under the Credit Agreement in connection with a change of control subject to a prepayment premium of 0.50% of the aggregate principal amount of the loans repaid. The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.01—Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

On May 6, 2013, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Also on May 6, 2013, the Company issued various communications to employees and held an all-employee call concerning the proposed Merger. Copies of those communications are filed as exhibits to this report. These communications are attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5 and are incorporated by reference herein.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits. The following exhibits are filed as part of this report:

2.1*	Agreement and Plan of Merger, dated as of May 6, 2013, by and among Boxer Parent Company Inc., Boxer Merger Sub Inc. and BMC Software, Inc.

4.1	Amendment No. 1, dated as of May 4, 2013 to the Rights Agreement, dated as of May 12, 2012, between the Company and Computershare Trust Company, N.A., as Rights Agent

10.1	Voting Agreement, dated as of May 4, 2013, by and among Boxer Parent Company Inc., BMC Software, Inc., Elliott Associates, L.P. and Elliott International, L.P.

10.2	Amendment No. 1, dated as of May 6, 2013, to the Credit Agreement dated as of November 21, 2012, among BMC Software, Inc., Bank of America, N.A., as administrative agent and sole lender

99.1	Press Release, dated May 6, 2013

99.2	Letter to Employees, dated May 6, 2013

99.3	Employee FAQ, dated May 6, 2013

99.4	Leader Talking Points, dated May 6, 2013

99.5	Employee Call Transcript, dated May 6, 2013

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of documents filed by BMC Software, Inc. with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of BMC Software, Inc.’s filings with the SEC from BMC Software, Inc.’s website at http://investors.bmc.com/sec.cfm or by directing a request to: BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042-2827, Attn: Investor Relations, (713) 918-1805.

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on June 5, 2012 (as amended by the proxy statement supplement filed on July 3, 2012). Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement the Company will file with the SEC.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction and (5) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2012 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2013

BMC SOFTWARE, INC.

By:	/s/ Christopher C. Chaffin
Name:	Christopher C. Chaffin
Title:	Vice President, Deputy General Counsel & Asst. Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of May 6, 2013, by and among Boxer Parent Company Inc., Boxer Merger Sub Inc. and BMC Software, Inc.

4.1	Amendment No. 1, dated as of May 4, 2013 to the Rights Agreement, dated as of May 12, 2012, between the BMC Software, Inc. and Computershare Trust Company, N.A., as Rights Agent

10.1	Voting Agreement, dated as of May 4, 2013, by and among Boxer Parent Company Inc., BMC Software, Inc., Elliott Associates, L.P. and Elliott International, L.P.

10.2	Amendment No. 1, dated as of May 6, 2013, to the Credit Agreement dated as of November 21, 2012, among BMC Software, Inc., Bank of America, N.A., as administrative agent and each additional lender from time to time party thereto

99.1	Press Release, dated May 6, 2013

99.2	Letter to Employees, dated May 6, 2013

99.3	Employee FAQ, dated May 6, 2013

99.4	Leader Talking Points, dated May 6, 2013

99.5	Employee Call Transcript, dated May 6, 2013

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.